UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Silver Star Properties REIT, Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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September 26, 2025, Silver Star Properties REIT, Inc. (“Silver Star” or the “Company”) issued a News Release to shareholders emphasizing the importance of shareholder vote participation and highlighting the Company’s execution of a disciplined self-storage growth plan under it current experienced leadership team. The News Release also includes details on expected market growth in the self-storage industry supporting the Company’s strategic pivot. Please refer to the full News Release presented below and attached hereto as Exhibit 99.1 for further details.

Exhibit Index

Exhibit Number	Exhibit Description
99.1	News Release - Silver Star Properties REIT, Inc. dated September 26, 2025

September 26, 2025

Make Sure Your Vote Counts – Act Now

Dear Fellow Shareholder:

Your voice matters now more than ever; please make sure to cast your vote.

We understand that some shareholders have not yet voted and want to remind you there is still a little time left before the upcoming meeting. Every vote is important, and your participation truly makes a difference.

Our leadership team brings over a century of experience turning around companies. Rest assured, it takes vision, courage to make difficult decisions, and the ability to act swiftly; these are the very qualities we have demonstrated throughout our careers. We stand ready with strong partners and secured financing to quickly position Silver Star Properties REIT (“Silver Star”) for renewed success once the current, costly distractions are resolved.

The demand for self-storage is detailed in the article “Apartment Boom: 40-year apartment boom fuels soaring demand for self storage in Houston” in CultureMap Houston by Amber Heckler published on September 15, 2025. It cites, “The [StorageCafe] report says self-storage facilities in places like Houston have become "an essential support system" for the city's rental market growth.” And notes, “StorageCafe's analysis has revealed Houston apartments are getting smaller and smaller, thus leading to the surge in demand for storage solutions.” Silver Star CEO Gerald Haddock discusses why self-storage stands out among commercial real estate investments, citing impressive historical returns, low default rates, and resilience in volatile markets in the podcast with Chris Sonne, an industry veteran and self-service valuation expert. You can also see the podcast at www.SilverstarREIT.com.

Find links below to the:
•“Apartment Boom” article published in Culture Map Houston
◦https://houston.culturemap.com/news/real-estate/apartment-growth-self-storage-rates/
•Podcast with Chris Sonne
◦https://silverstarreit.com/silver-star-podcast-with-gerald-haddock-why-reits-are-pivoting-to-storage-with-chris-sonne/

Silver Star’s self-storage strategy is delivering strong, tangible results that set us apart in today’s market. Since assuming full internal management across our facilities, we have achieved substantial occupancy gains—McKinney, TX jumped from 64% to 77%, Kirby from 86% to 87%, and Weslayan from 81% to 85%—in just a few months. Similarly, the Southern Star self-storage properties, which Silver Star manages, located in Plano, TX has seen net operating income more than double, and the Montrose StormKing, CO operation tripled net operating income since last year. These successes are powered by our hyperlocal “Neighborly Community

Connect” strategy, facility upgrades, and direct customer engagement, with proven marketing and management now in full swing. Industry experts continue to highlight self-storage as a top-performing, resilient asset class, and Silver Star is capitalizing on favorable supply-demand dynamics and consolidation opportunities. With disciplined growth strategies, committed management, refinancing to save $6 million (or more) annually, and an energizing $50 million partnership underway, our shareholders are already benefiting from stronger returns and long-term value creation.

Unfortunately, the prior CEO’s record speaks for itself. Repeated litigation, missed financing, suspended dividends and broken promises have not served shareholders well. Even now, his proposed path of liquidation overlooks outstanding debts and ignores the profound negative impact such a move would have on asset values. The idea of an “orderly liquidation” simply erases all valuation for shareholders by triggering lender-driven sales, the immediate sale of producing assets, broader market fire sales and violates the court order for immediate liquidation of all assets. His plan will be another broken promise.

Our self-storage assets are already performing well, and we are positioned to build on this success—an achievable promise and we aim to keep our promises!

Vote today to secure the best possible outcome for your investment and for the company’s future. The time to act is now. Your wallet will thank you.

Thank you for your confidence and continued support.

Vote now: https://web.viewproxy.com/silverstarreit/2025 or for voting instructions, meeting details, and the latest shareholder updates, visit www.silverstarreit.com. If you’ve already voted the BLUE card, you can still change your vote. Simply vote the WHITE card today—it is the last vote that counts.

•If you would prefer to vote your proxy by phone:
◦Call 1-844-202-6616 for a live person, may have to wait in the queue, available Monday through Friday 9:00 am until 10:00 pm Eastern
OR
◦Call 1-866-804-9616 for an automated agent 24/7without waiting
▪Have your 11-digit code available

Voting questions? Call Alliance Advisors at 1-844-202-6616 or email SLVS@allianceadvisors.com.

Media Contact: 📧  press@silverstarREIT.com
Investor Relations Contact: 📧  investorrelations@silverstarREIT.com
📞 877-734-8876

ADDITIONAL INFORMATION AND WHERE TO FIND IT
The Company has filed with the SEC a definitive proxy statement on Schedule 14A on May 29, 2025, containing relevant documents with respect to its solicitation of proxies for the Company’s 2025 Annual Meeting. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY THE COMPANY AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION. In accordance with Section 14(a) of the Securities Exchange Act of 1934, as amended, and Rule 14a-6 promulgated thereunder, to the extent that any information contained in this Proxy Statement Supplement modifies, supersedes, or supplements the disclosures set forth in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on May 29, 2025, such information shall be deemed to so modify, supersede, or supplement—and shall be incorporated by reference into—that Proxy Statement as of the date hereof. Investors and security holders may obtain copies of these documents and other documents filed with the SEC by the Company free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Company are also available free of charge by accessing the Company website at www.silverstarreit.com.
Participants in the Solicitation
Silver Star and its directors and executive officers may be deemed to be participants in the solicitation of proxies with respect to the 2025 Annual Meeting. Information regarding Silver Star’s directors and executive officers is contained in the definitive proxy statement. As of June 20, 2025, the Silver Star Executive Committee and current directors, and executive officers beneficially owned approximately 3,517,313 shares, or 1.89%, of Silver Star common stock. Additional information regarding the interests of such participants is included in the definitive proxy statement and is available free of charge at the SEC’s website at www.sec.gov.

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Forward-Looking Statements: This message contains a number of forward-looking statements. Because such statements include a number of risks, uncertainties, and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements, and investors should not place undue reliance on any such statements. Forward-looking statements can often be identified by words such as “continues,” “can,” expect,” “intend,” “will,” “anticipate,” “estimate,” “may,” “plan,” “believe” and similar expressions, and variations or negatives of these words. These forward-looking statements include, but are not limited to, statements regarding the Company’s expectations its annual report on Form 10-K can be completed and publicly filed; the continuation of the examination of the current operations of Southern Star; the Company’s intent to consider various alternatives, including the possible sale of Southern Star, the sale of specific assets within individual DSTs and dissolution of the respective trusts, and/or the outsourcing of various aspects of Southern Star’s operations; the Company’s plan to update investors with respect to the status of Southern Star as appropriate; the Company’s expectations and beliefs regarding the Hartman litigation; the timing and ultimate resolution of the various litigation, fight for corporate control and other matters involving Hartman; the continued execution of the Company’s strategy of pivoting into the self-storage space; the Company’s continual evaluation of its legacy assets in order to maximize shareholder value; the Company’s policy to not dispose of any asset for less than its maximum determinable value and to maximize earnings and value; the implications to the Company of the assignment of an OTC trading symbol for its common stock; whether the Company may be subject to certain FINRA rules; any actions the Company may need to take to comply with any FINRA rules; the Company’s continual evaluation of various options to provide greater shareholder liquidity, including its intention to seek listing of its common stock on a securities exchange or admission to over-the-counter trading, a public offering, a listing of the common stock on an exchange or admission to OTC trading without a public offering, and merger and/or acquisition opportunities; the Company’s belief that further legal action could ensue to unwind the issuance of common shares under the Rights Plan if Hartman prevails in his efforts to set aside or invalidate the Rights Plan or to cause the dilutive issuance of additional common shares to Hartman, as well as any further action Hartman may take to prevent other Company shareholders from receiving benefits under the Rights Plan. None of the foregoing are guarantees or assurances of future outcomes or results and all are subject to numerous risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statement. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Forward-looking statements in this press release speak only as of the date on which such statements were made, and the Company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.